CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Putnam High Yield Advantage Fund:

We consent to the use of our reports dated January 7, 2016 and January 9, 2017 with respect to the financial statements of Putnam High Yield Advantage Fund, included herein, and to the references to our firm under the captions Financial Highlights in the prospectus and Independent Registered Public Accounting Firm and Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
February 23, 2017